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                                  EXHIBIT 5(d)

 SUB-INVESTMENT ADVISORY AGREEMENT BETWEEN ERNST & COMPANY AND NATIONAL MUTUAL
                        FUNDS  MANAGEMENT (GLOBAL) LTD.
        (WITH RESPECT TO ERNST AUSTRALIA-NEW ZEALAND FIXED INCOME FUND)
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                             SUB-ADVISORY AGREEMENT

                 AGREEMENT made this 27th day of October, 1995, between Ernst & Company (the "Adviser"), and National Mutual Funds Management (Global), Ltd. (the "Sub-Adviser").

                 WHEREAS, The Coventry Group (the "Trust") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                 WHEREAS, Ernst Australia New-Zealand Fixed Income Fund (the "Fund") is a separate investment series of the Trust; and

                 WHEREAS, the Adviser has been appointed investment adviser to the Fund; and

                 WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in the provision of a continuous investment program for the Fund and the Sub-Adviser is willing to do so; and

                 WHEREAS, the Board of Trustees of the Trust and the Fund's sole shareholder have approved this Agreement, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                 1. Appointment. The Adviser hereby appoints the Sub-Adviser to act as sub-adviser to the Fund as permitted by the Adviser's Advisory Agreement with the Trust pertaining to the Fund. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

                 2. Sub-Advisory Services. Subject to the supervision of the Trust's Board of Trustees, the Sub-Adviser shall assist the Adviser in providing a continuous investment program with respect to the Fund's portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Sub-Adviser may, subject to the Adviser's review, determine the securities and investments to be purchased, sold or retained by the Fund, and the Sub-Adviser may place orders directly with the issuer or any broker or dealer for such securities and investments. The Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectus and Statement of Additional Information, which shall be forwarded to the Sub-Adviser by the Adviser from time to time, and resolutions of the Trust's Board of Trustees applicable to the Fund provided those resolutions are communicated to the Sub-Adviser and a reasonable amount of time is provided in order for it to comply.
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                 Without limiting the generality of the foregoing, the
Sub-Adviser further agrees that it:

         (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

         (b) will conform with all applicable Rules and Regulations of the Commission under the 1940 Act applicable to sub-advisers to registered investment companies and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Sub-Adviser;

         (c) will place or cause to be placed orders for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation and to the extent permitted by the 1940 Act, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to BISYS Fund Services, the Investment Adviser, the Sub-Adviser or any affiliated person of the Trust, BISYS Fund Services, the Sub-Adviser or the Investment Adviser, except to the extent permitted by the 1940 Act and the Commission;

         (d) will maintain or cause to be maintained all books and records with respect to the securities transactions of the Fund and will furnish the Trust's Board of Trustees with such periodic and special reports as the Board may request; and

         (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Fund and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.





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                 3.       Services Not Exclusive.  Except as provided herein,
the services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

                 4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

                 5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

                 6. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Sub-Adviser will be entitled to a fee, computed daily and payable monthly, calculated at the annual rate of 0.40% of the Fund's average daily net assets. Such fee shall be payable in Australian dollars and shall be delivered to the Sub-Adviser at its principal place of business (or to a specified bank account) promptly after the end of each month.

                 7. Limitation of Liability. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing herein shall in any way constitute a waiver or limitation of any rights that the Trust, the Fund or the Adviser may have under the United States federal or State securities laws, which may impose liability on persons who act in good faith.

                 8. Duration and Termination. Unless sooner terminated, this Agreement shall continue until October 27, 1997, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50 % of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50 % of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940





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Act) of any party to this Agreement (the "Independent Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on 60 days' notice, by the Adviser, the Sub-Adviser or by the Trust's Board of Trustees or by vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50 % of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50 % of the outstanding shares of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

                 9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                 10. Governing Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

                 11. Possession of Fund Assets. At all times the assets of the Fund (consisting of all cash, securities and other instruments held by the Fund) shall remain exclusively under the management and control of the Fund's custodian. At no time will the Sub-Adviser have custody or possession of any such assets of the Fund.

                 12. Miscellaneous. The names The Coventry Group and "Trustees of the Coventry Group" refer respectively to the Trust created and to the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of January 8, 1992, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name or on behalf hereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.


                                             ERNST & COMPANY


                                             By:
                                                ----------------------------
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------


                                             NATIONAL MUTUAL FUNDS MANAGEMENT
                                               (GLOBAL), LTD.


                                             By:
                                                ----------------------------
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------




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